UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 5, 2014
(Date of Earliest Event Reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 5, 2014, Potlatch Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company's Proxy Statement filed with the SEC on April 1, 2014. The certified results of the stockholder vote are as follows:

Proposal 1 - Election of Directors

The following individuals were elected to serve as directors to hold office until the 2017 Annual Meeting of Stockholders or until the respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
John S. Moody	32,391,695	562,830	119,959	4,433,595
Lawrence S. Peiros	32,191,561	767,755	115,168	4,433,595

Proposal 2 - Ratification of the Appointment of KPMG, LLP as Independent Auditors for 2014

The stockholders ratified the appointment of KPMG, LLP as the Company's independent auditors for 2014.

For	Against	Abstain
37,242,063	147,473	118,543

Proposal 3 - Approval of 2014 Long-Term Incentive Plan

The stockholders approved the 2014 Long-Term Incentive Plan.

For	Against	Abstain	Broker non-votes
31,845,628	1,053,818	175,038	4,433,595

Proposal 4 - Approval by non-binding advisory vote of 2013 executive compensation

The stockholders approved the 2013 compensation paid to the company's named executive officers.

For	Against	Abstain	Broker non-votes
32,141,196	825,804	107,484	4,433,595

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2014

POTLATCH CORPORATION

By:     /s/ Lorrie D. Scott
Name:    Lorrie D. Scott
Title:    Vice President, General Counsel
and Corporate Secretary